UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 4, 2022 (February 28, 2022)

DARIOHEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37704	45-2973162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18 W. 18th St, 5th Floor

New York, New York 10011

(Address of Principal Executive Offices)

972- 4-770-4055

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	DRIO	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 28, 2022 (the “Effective Date”), Dario Health Corp. (the “Company”) entered into an exclusive preferred partner, co-promotion, development collaboration and license agreement (the “Agreement”) with Sanofi US Services, Inc. (“Sanofi”) for a term of five (5) years. Pursuant to the Agreement, the Company and Sanofi will collaborate as preferred partners to co-promote certain products and services of the Company, including devices and accessories, and to develop new products and services based on insights derived from Company data relating to the use of those devices and services.

In addition, the Company granted Sanofi a license to access and use certain Company data to derive insights from and improve the Company’s products or services, and Sanofi granted the Company a license under certain intellectual property of Sanofi for purpose of creating and promoting certain products and services in the United States.

Pursuant to the Agreement, in consideration of the preferred co-promotion and development rights granted by the Company, Sanofi agreed to pay the Company an aggregate amount of up to $30 million over the initial term of the Agreement, consisting of (i) an upfront payment, (ii) annual compensation for development costs per annual development plans to be agreed upon annually and (iii) certain contingent milestone payments upon meeting certain net sales and enrollment rate milestones at any time during the term of the Agreement. The Agreement also provides for the Company to make certain revenue sharing payments to Sanofi in a percentile beginning in the low double digits to low twentieth percentile of specified revenues upon qualifying sales through Sanofi introductions achieving a minimum revenue amount, and provided that the qualifying sales through Sanofi introductions remain above a specified percentage of total sales after year 3 of the collaboration. Revenue sharing in the thirtieth percentile will apply with respect to new solutions or services developed under the collaboration.

The Agreement has a term of five (5) years and may be renewed for a subsequent five (5) year term upon the mutual agreement of the parties. The Agreement may be terminated (i) by either party for a material breach, force majeure or insolvency; (ii) by the Company if net sales requirements are not reached; (iii) by either party for convenience, upon sixty days’ prior notice, beginning in the third year of the Agreement; or (iv) by Sanofi if the Company fails to complete a development plan within nine (9) months of the Effective Date, or upon a change of control of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2022	DARIOHEALTH CORP.

	By:	/s/ Zvi Ben David
		Name:	Zvi Ben David
		Title:	Chief Financial Officer, Treasurer and Secretary